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                                                                 Exhibit 10.6(b)


                              AMENDMENT NUMBER ONE

                                     TO THE

                             PREMIUM STANDARD FARMS
                           DEFERRED COMPENSATION PLAN


         Premium Standard Farms ("the Company") maintains a nonqualified deferred compensation plan, known as the Premium Standard Farms Deferred Compensation Plan ("the Plan") for the benefit of certain key executives.
Section 12.1 of the Plan provides that the Company may amend the Plan at any time, subject to restrictions described in that Section. In accordance with the authority granted by that Section, the Company hereby amends the Plan by substituting the following new subsection 2.1(g) for the subsection currently in effect:

         (g) The term "EXECUTIVE" means an employee or officer of the Company or an employee of a corporation, trade or business that is a member of the Company's "controlled group" of corporations, trades or businesses (within the meaning of Sections 414(b) or (c) of the Internal Revenue Code):

                  (1) who is in a select group of management executives or highly paid management employees of the Company;

                  (2) who is exempt from the minimum wage and maximum hour requirements of the Fair Labor Standards Act, as described in 29 U.S.C. Section 213(a) and regulations promulgated thereunder; and

                  (3) whose annual salary from all employers within the Company's "controlled group" of corporations, trades or businesses exceeds the amount described in Section 414(q)(1)(B)(i) (as adjusted periodically by the Secretary of the Treasury) of the Internal Revenue Code for such year. With respect to a newly hired employee or executive, if the employee's or executive's annualized projected Compensation for his first calendar year as an employee or executive exceeds the limit described in Section 414(q)(1)(B)(i), he shall be deemed to satisfy this subsection (3) for such first calendar year, for purposes of this Plan.


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         The changes made by this Amendment merely conform the Plan document to the Company's original intent and therefore are effective as of the effective date of the Plan. However, in no event shall this Amendment be applied to allow an eligible Executive (as defined in the Plan after the adoption of this Amendment) to defer LTIP Compensation (as defined in the Plan) already paid to the Executive as of the adoption of this Amendment.

         IN WITNESS WHEREOF, the Company hereby adopts this Amendment Number One to the Premium Standard Farms Deferred Compensation Plan this 8th day of
June, 2001.

                                          PREMIUM STANDARD FARMS

                                          BY:    /s/ David Klein
                                                 _______________________________


                                          TITLE: Vice President, Human Resources
                                                 _______________________________

ATTEST:

/s/ John Meyer
_______________________